Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2011 THIRD QUARTER RESULTS

•                  Consolidated EBITDA Increases 29% Year-Over-Year

•                  Property EBITDA Margins Increase 250 Basis Points

•                  Company Completes $52 Million Equity Offering

SAINT LOUIS, MO — February 28, 2011 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third fiscal quarter and nine-months ended January 23, 2011.

In making the announcement, James B. Perry, the Company’s chairman and chief executive officer, said, “When our management team joined this Company, we stated our goal was to become a stronger operating company with an improved balance sheet while taking advantage of prudent development opportunities.  I am confident that we have made great strides in achieving this objective.

“Our financial results continue to reflect the benefits of the operational enhancements we have made.  We have implemented marketing improvements, a streamlined cost structure and successful customer service initiatives.  Today, we are providing guests with an ever-improving experience that we believe is having a direct impact on the bottom line for our shareholders.

“As I transition into my role as the Company’s executive chairman and Virginia McDowell prepares to become chief executive, I am confident that our team is carrying out the charge we have outlined with dedication and agility.  Looking forward, we have the right team and the right plan for continued future successes.”

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Nine Months Ended
	January 23,	January 24,	January 23,	January 24,
	2011	2010	2011	2010
Net revenues	$232.0	$227.1	$730.6	$731.0
EBITDA(1)	38.1	29.5	123.8	120.5
Loss from continuing operations	(2.6)	(11.4)	(7.1)	(8.0)
Net loss	(2.6)	(10.6)	(6.3)	(8.2)
Loss per share from continuing operations	(0.08)	(0.35)	(0.22)	(0.25)
Net loss per share	(0.08)	(0.33)	(0.19)	(0.25)

Significant items impacting EBITDA during the three and nine months ended January 23, 2011 and January 24, 2010 are as follows:

	Three Months Ended		Nine Months Ended
	January 23,	January 24,	January 23,	January 24,
	2011	2010	2011	2010
Expense recoveries - Pittsburgh development cost(3)	$—	$—	$—	$6.8
Marquette hotel demolition(4)	—	—	—	(0.5)
Caruthersville property tax settlement(5)	—	—	—	0.9
	$—	$—	$—	$7.2

Compared to the third quarter of the prior fiscal year, during the third quarter of fiscal year 2011:

•             Consolidated EBITDA increased 29.3% to $38.1 million;

•             Property-level EBITDA increased 16.7% from $40.0 million to $46.6 million, including the contribution of $2.2 million from our newly acquired Vicksburg property;

•             Property-level operating expenses increased less than 1%, despite the acquisition of Vicksburg, which was not included in FY2010 results;

•             Property EBITDA margins increased 250 basis points to 20.1%, including aggregate margin increases in every state in which the Company operates, except Colorado.

Discussing the results, Virginia McDowell, the Company’s president and chief operating officer, remarked, “We were able to increase our property EBITDA by about 17% (11% on a same store basis) on increased revenues of only 2.4% in part as a result of the benefits of lower gaming taxes in Florida and because we are providing an improved guest experience, our marketing programs are driving more profitable business, and our team remains focused on fiscal discipline.

“The efficiency we have created in our business is demonstrated by the fact that in the markets where we experienced increased revenues the flow through on year-over-year revenue changes was significant, ranging from about 40% in Marquette to a high of 154% in Waterloo. In addition we were able to increase EBITDA in Lake Charles and Biloxi despite revenue declines year over year.

“We remain committed to improving our marketing efficiency and keeping our cost structure aligned with revenue levels while we await better visibility on a sustained economic recovery in the consumer discretionary sector.  While we have not experienced a wide spread increase in consumer spending, we are capitalizing on specific areas of opportunity in our business, and have therefore been successful in achieving improved financial results.  During the quarter we experienced a slight decline in rated visits that was offset by an increase in rated spend.”

Corporate Expenses, Capital Structure, and Capital Expenditures

Corporate and development expenses were $8.7 million for the quarter compared to $11.1 million in the third quarter of fiscal 2010.  The decrease is primarily due to decreased insurance costs offset by increased expenses related to Missouri and Pennsylvania development efforts.  Non-cash stock compensation was $1.4 million during the quarter, compared to $1.8 million for the third quarter of fiscal 2010.

The Company had $70.0 million in cash and cash equivalents and total debt of $1.3 billion at the end of the quarter.

Dale R. Black, the Company’s senior vice president and chief financial officer, also provided an update on the completion of the Company’s equity offering in late January.  “We were successful in raising $51.7 million in new capital through the issuance of 5.3 million shares of common stock.  As we stated in the announcement of this offering, we have temporarily used the net proceeds of this transaction to repay our revolving credit line.  This new cash infusion has provided us with improved financial flexibility moving forward, including for the financing of development projects, future capital expenditures and other corporate purposes.”

Interest expense for the quarter was $21.5 million; an increase of approximately $4.1 million compared to the prior fiscal year, primarily as a result of increased borrowing costs and increased borrowings related to the acquisition of Rainbow Casino in Vicksburg.

Capital expenditures during the quarter totaled $20 million, of which $8 million related to Cape Girardeau and $12 million related to maintenance capital expenditures. The Company expects capital expenditures for the remainder of the fiscal year to be approximately $15 million consisting of $10 million in maintenance capital expenditures and $5 million related to Cape Girardeau.

Development Update

The Company has commenced development efforts for Isle Casino Cape Girardeau, which was selected by the Missouri Gaming Commission in December for prioritization for the 13th and final gaming license in the state. The Company has completed purchase of all land and demolition of existing structures is underway.  As the Company is in the process of selecting a general contractor, we expect to break ground in the summer of calendar 2011.  The $125 million project, which will feature approximately 1,000 slot machines, 28 table games, three restaurants, a lounge and terrace overlooking the Mississippi River and a 750-seat event center, remains on schedule to open in late calendar 2012.

In January, the Pennsylvania Gaming Control Board indefinitely delayed its decision on granting the state’s final Category 3 resort gaming license, for which the Company has applied in partnership with Nemacolin Woodlands Resort in Fayette County, Pennsylvania.  Since that time, two new gaming board members have been appointed and the Company has received no guidance with respect to the timing of any announcement regarding the license.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Monday, February 28, 2011 at 9:30 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com.

The conference call will also be available by telephone, for domestic callers, by dialing 877-917-8929.  International callers can access the conference call by dialing 517-308-9020.  The conference call reference number is 5980634. The conference call will be recorded and available for review starting at noon central on Monday, February 28, 2011, until midnight central on Monday, March 7, 2011, by dialing 800-925-2964; International: 203-369-3519 and access number 4423.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 23,	January 24,	January 23,	January 24,
	2011	2010	2011	2010
Revenues:
Casino	$240,205	$229,521	$754,007	$742,957
Rooms	8,400	8,424	29,924	32,488
Pari-mutuel, food, beverage and other	31,082	31,240	99,170	98,821
Gross revenues	279,687	269,185	883,101	874,266
Less promotional allowances	(47,680)	(42,113)	(152,522)	(143,225)
Net revenues	232,007	227,072	730,579	731,041
Operating expenses:
Casino	38,529	36,435	118,117	115,351
Gaming taxes	58,331	60,529	182,951	191,056
Rooms	2,002	2,237	7,496	8,118
Pari-mutuel, food, beverage and other	10,557	10,553	32,848	32,638
Marine and facilities	14,602	14,392	44,558	46,148
Marketing and administrative	61,152	62,326	188,580	190,581
Corporate and development	8,719	11,127	32,180	33,412
Expense recoveries and other charges	—	—	—	(6,762)
Depreciation and amortization	21,822	26,797	66,934	84,062
Total operating expenses	215,714	224,396	673,664	694,604
Operating income	16,293	2,676	56,915	36,437
Interest expense	(21,506)	(17,452)	(68,711)	(53,682)
Interest income	431	455	1,372	1,218
Derivative income (expense)	974	—	(1,256)	—

Loss from continuing operations before income taxes	(3,808)	(14,321)	(11,680)	(16,027)
Income tax benefit	1,151	2,922	4,555	8,056
Income (loss) from continuing operations	(2,657)	(11,399)	(7,125)	(7,971)
Income (loss) from discontinued operations, net of income taxes	—	774	794	(187)
Net income (loss)	$(2,657)	$(10,625)	$(6,331)	$(8,158)

Income (loss) per common share-basic and dilutive:
Income (loss) from continuing operations	$(0.08)	$(0.35)	$(0.22)	$(0.25)
Income (loss) from discontinued operations, net of income taxes	—	0.02	0.03	—
Net income (loss)	$(0.08)	$(0.33)	$(0.19)	$(0.25)

Weighted average basic shares	32,929,965	32,438,809	32,720,532	32,179,233
Weighted average diluted shares	32,929,965	32,438,809	32,720,532	32,179,233

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	January 23,	April 25,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,966	$68,069
Marketable securities	21,767	22,926
Accounts receivable, net	7,877	8,879
Income taxes receivable	4,490	8,109
Deferred income taxes	16,826	16,826
Prepaid expenses and other assets	27,305	25,095
Total current assets	148,231	149,904
Property and equipment, net	1,121,156	1,098,942
Other assets:
Goodwill	345,303	313,136
Other intangible assets, net	83,419	79,675
Deferred financing costs, net	7,891	10,354
Restricted cash	12,763	2,774
Prepaid deposits and other	16,468	20,055
Total assets	$1,735,231	$1,674,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$8,769	$8,754
Accounts payable	27,746	24,072
Accrued liabilities:
Payroll and related	41,089	45,863
Property and other taxes	18,825	20,253
Interest	15,086	14,779
Progressive jackpots and slot club awards	15,258	14,144
Other	36,392	29,290
Total current liabilities	163,165	157,155
Long-term debt, less current maturities	1,243,513	1,192,135
Deferred income taxes	28,841	29,193
Other accrued liabilities	37,515	38,972
Other long-term liabilities	17,078	17,166
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued:
36,762,569 shares at January 23, 2011 and 36,771,730 shares at April 25, 2010	368	367
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	201,675	201,464
Retained earnings	92,224	98,555
Accumulated other comprehensive (loss) income	(2,857)	(8,060)
	291,410	292,326
Treasury stock, 3,843,358 shares at January 23, 2011 and 4,326,242 shares at April 25, 2010	(46,291)	(52,107)
Total stockholders’ equity	245,119	240,219
Total liabilities and stockholders’ equity	$1,735,231	$1,674,840

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 23,	January 24,	January 23,	January 24,
	2011	2010	2011	2010
Mississippi
Biloxi	$14,645	$15,246	$50,552	$53,490
Natchez	6,912	7,147	22,281	23,506
Lula	14,990	15,276	48,256	48,824
Vicksburg(2)	7,371		18,570
Mississippi Total	43,918	37,669	139,659	125,820

Louisiana
Lake Charles	30,568	31,795	96,522	103,652

Missouri
Kansas City	17,804	17,215	55,954	55,801
Boonville	18,069	17,557	58,279	57,475
Caruthersville	7,610	7,470	24,249	23,727
Missouri Total	43,483	42,242	138,482	137,003

Iowa
Bettendorf	17,961	17,480	58,009	59,153
Davenport	10,315	11,011	32,732	35,330
Marquette	5,848	5,476	20,546	20,431
Waterloo	19,273	18,818	60,261	58,918
Iowa Total	53,397	52,785	171,548	173,832

Colorado
Black Hawk	25,756	27,335	85,693	95,720

Florida
Pompano	34,699	34,624	97,132	93,991

Property Net Revenues before Other	231,821	226,450	729,036	730,018

Other	186	622	1,543	1,023

Net Revenues from Continuing Operations	$232,007	$227,072	$730,579	$731,041

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 23,	January 24,	January 23,	January 24,
	2011	2010	2011	2010
Mississippi
Biloxi	$(131)	$(614)	$3,301	$3,278
Natchez	1,721	1,882	6,196	7,009
Lula	3,777	3,968	13,281	12,255
Vicksburg(2)	2,176		5,526
Mississippi Total	7,543	5,236	28,304	22,542

Louisiana
Lake Charles	4,604	4,521	16,203	16,357

Missouri
Kansas City	3,701	3,260	11,938	11,860
Boonville	6,023	5,497	19,572	18,798
Caruthersville	1,584	1,475	4,659	4,368
Missouri Total	11,308	10,232	36,169	35,026

Iowa
Bettendorf	4,865	4,233	14,916	15,501
Davenport	2,295	2,800	7,615	9,487
Marquette	697	549	3,954	3,718
Waterloo	5,444	4,742	17,282	16,100
Iowa Total	13,301	12,324	43,767	44,806

Colorado
Black Hawk	4,432	5,236	17,329	22,830

Florida
Pompano	5,460	2,429	12,714	4,106

Property EBITDA Before Corporate and Other Items	46,648	39,978	154,486	145,667
Corporate and Other	(8,533)	(10,505)	(30,637)	(32,389)

EBITDA Before Other Items	38,115	29,473	123,849	113,278
Other Items:
Expense Recoveries and Other(3)	—	—	—	6,762
Marquette Hotel Demolition(4)	—	—	—	(475)
Caruthersville Property Tax Settlement(5)	—	—	—	934

EBITDA from Continuing Operations	$38,115	$29,473	$123,849	$120,499

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended January 23, 2011			Three Months Ended January 24, 2010
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(3,024)	$2,893	$(131)	$(4,034)	$3,420	$(614)
Natchez	1,370	351	1,721	1,468	414	1,882
Lula	1,989	1,788	3,777	1,996	1,972	3,968
Vicksburg(2)	895	1,281	2,176
Mississippi Total	1,230	6,313	7,543	(570)	5,806	5,236

Louisiana
Lake Charles	2,282	2,322	4,604	2,047	2,474	4,521

Missouri
Kansas City	2,782	919	3,701	2,337	923	3,260
Boonville	4,948	1,075	6,023	4,398	1,099	5,497
Caruthersville	775	809	1,584	578	897	1,475
Missouri Total	8,505	2,803	11,308	7,313	2,919	10,232

Iowa
Bettendorf	2,885	1,980	4,865	2,081	2,152	4,233
Davenport	1,727	568	2,295	2,096	704	2,800
Marquette	293	404	697	(61)	610	549
Waterloo	4,026	1,418	5,444	1,797	2,945	4,742
Iowa Total	8,931	4,370	13,301	5,913	6,411	12,324

Colorado
Black Hawk	1,373	3,059	4,432	1,585	3,651	5,236

Florida
Pompano	3,104	2,356	5,460	(1,914)	4,343	2,429

Total Property Before Corporate and Other Items	25,425	21,223	46,648	14,374	25,604	39,978
Corporate and Other	(9,132)	599	(8,533)	(11,698)	1,193	(10,505)

Total From Continuing Operations	$16,293	$21,822	$38,115	$2,676	$26,797	$29,473

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Nine Months Ended January 23, 2011			Nine Months Ended January 24, 2010
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(5,684)	$8,985	$3,301	$(7,281)	$10,559	$3,278
Natchez	5,127	1,069	6,196	5,561	1,448	7,009
Lula	7,804	5,477	13,281	6,051	6,204	12,255
Vicksburg(2)	2,353	3,173	5,526
Mississippi Total	9,600	18,704	28,304	4,331	18,211	22,542

Louisiana
Lake Charles	9,153	7,050	16,203	8,548	7,809	16,357

Missouri
Kansas City	9,263	2,675	11,938	8,861	2,999	11,860
Boonville	16,326	3,246	19,572	15,386	3,412	18,798
Caruthersville	2,124	2,535	4,659	1,727	2,641	4,368
Missouri Total	27,713	8,456	36,169	25,974	9,052	35,026

Iowa
Bettendorf	8,923	5,993	14,916	8,793	6,708	15,501
Davenport	5,914	1,701	7,615	6,988	2,499	9,487
Marquette	2,736	1,218	3,954	1,815	1,903	3,718
Waterloo	11,998	5,284	17,282	7,237	8,863	16,100
Iowa Total	29,571	14,196	43,767	24,833	19,973	44,806

Colorado
Black Hawk	7,806	9,523	17,329	11,545	11,285	22,830

Florida
Pompano	5,636	7,078	12,714	(8,884)	12,990	4,106

Total Property Before Corporate and Other Items	89,479	65,007	154,486	66,347	79,320	145,667
Corporate and Other	(32,564)	1,927	(30,637)	(36,173)	3,784	(32,389)

Total Before Other Items	56,915	66,934	123,849	30,174	83,104	113,278

Other Items:
Expense Recoveries and Other(3)	—	—	—	6,762	—	6,762
Marquette Hotel Demolition(4)	—	—	—	(1,433)	958	(475)
Caruthersville Property Tax Settlement(5)	—	—	—	934	—	934

Total From Continuing Operations	$56,915	$66,934	$123,849	$36,437	$84,062	$120,499

(1)   EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Nine Months Ended
	January 23,	January 24,	January 23,	January 24,
	2011	2010	2011	2010
EBITDA	$38,115	$29,473	$123,849	$120,499
Add/(deduct):
Depreciation and amortization	(21,822)	(26,797)	(66,934)	(84,062)
Interest expense, net	(21,075)	(16,997)	(67,339)	(52,464)
Derivative income (expense)	974	—	(1,256)	—
Income tax benefit	1,151	2,922	4,555	8,056
Income (loss) from discontinued operations, net of income taxes	—	774	794	(187)
Net income (loss)	$(2,657)	$(10,625)	$(6,331)	$(8,158)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)   Rainbow Casino in Vicksburg, Mississippi was acquired on June 8, 2010 and we have included the results of Rainbow in our consolidated financial statements subsequent to acquisition.

(3)   Expense recoveries and other of $(6.8) million for the nine months ended January 24, 2010 reflect income from the recording of a receivable for reimbursement of Pittsburgh development costs.

(4)   During October 2009 we demolished the hotel at our casino in Marquette, Iowa. As a result, our operating income for the nine months ended January 24, 2010 includes $0.5 million in demolition costs and $1.0 million in acceleration of remaining depreciation.

(5)   Caruthersville includes the favorable impact of $0.9 million from the settlement of a property tax appeal during the nine months ended January 24, 2010.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida. Additionally, the Company was chosen to develop a new Isle-branded gaming facility in Cape Girardeau, Missouri, which is expected to open in late calendar year 2012. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K/A for the most recently ended fiscal year.

CONTACTS:
Isle of Capri Casinos, Inc.,
Dale Black, Chief Financial Officer-314.813.9327
Jill Haynes, Senior Director of Corporate Communication-314.813.9368

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